UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14,  2020

Jones Soda Co.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

66 South Hanford Street, Suite 150, Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, no par value

Item 5.07.   Submission of Matters to a Vote of Security Holders.

At our 2020 Annual Meeting of Shareholders held on May 14, 2020, the following matters were submitted to a vote of our shareholders:

The shareholders elected the following five directors, who received the number of votes set forth opposite their respective names:

	For	Withheld	Broker Non-Votes

Jeffrey Anderson	26,785,113	1,014,064	28,019,719
Jennifer L. Cue	22,349,329	5,449,848	28,019,719
Michael M. Fleming	23,543,616	4,255,561	28,019,719
Paul T. Norman	26,730,847	1,068,330	28,019,719
Clive M. Sirkin	26,724,016	1,075,161	28,019,719

The shareholders ratified the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year 2020 by a vote of 54,528,282 shares for, 1,094,667 shares against, and 195,947 shares abstaining. There were no broker non-votes in connection with this matter.

 The shareholders approved a non-binding advisory resolution (commonly referred to as a “say-on-pay” resolution) on our executive compensation for fiscal year 2019 by a vote of 24,787,639 shares for,  2,945,843 shares against, and 65,695 shares abstaining. There were 28,019,719 broker non-votes in connection with this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO. (Registrant)

May 20, 2020	By:	/s/ Jamie Colbourne
Jamie Colbourne Interim Chief Executive Officer and Acting Principal Financial Officer